EXHIBIT 5.1

STEVENS & LEE
LAWYERS & CONSULTANTS
111 North 6th Street
P.O. Box 679
Reading, PA 19603-0679
(610) 478-2000  Fax (610) 376-5610
www.stevenslee.com

June 15, 2007

Board of Directors
Leesport Financial Corp.
1240 Broadcasting Road
Wyomissing, Pennsylvania  19610

Ladies and Gentlemen:

We have acted as counsel to Leesport Financial Corp., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration of up to 676,572 shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”) to be issued to participants in the Leesport Financial Corp. 2007 Equity Incentive Plan (the “Plan”).

In our capacity as counsel to the Company, we have reviewed:

(1)           the Pennsylvania Business Corporation Law of 1988, as amended;

(2)           the Company’s articles of incorporation;

(3)           the Company’s bylaws;

(4)           the Registration Statement;

(5)           the Plan;

(6)           a copy of a form of Common Stock certificate; and

(7)                                  resolutions adopted by the Company’s board of directors on May 15, 2007.

Based upon such review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Plan, will be legally issued by the Company, fully paid, and non-assessable.

Philadelphia         •        Reading         •        Valley Forge         •        Lehigh Valley          •         Harrisburg          •         Lancaster         •        Scranton
Williamsport         •        Wilkes-Barre         •        Princeton         •        Cherry Hill         •        New York         •        Wilmington

A PROFESSIONAL CORPORATION

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee